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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-80370), (Form S-8 No. 33-92252), (Form S-8 No. 333-29195),
(Form S-8 No. 333-39049), (Form S-8 No. 333-60881), (Form S-8 No. 333-79239) and
(Form S-8, No. 333-89637) pertaining to the Stock Option Plan of McNaughton Apparel Group Inc. the Employee Stock Purchase Plan of McNaughton Apparel Group Inc., the Executive Stock Option Plan of McNaughton Apparel Group Inc. the ME Acquisition Corp. Bonus Plan for Senior Executives; and the McNaughton Apparel Group Inc. 1998 Long-Term Incentive Plan, the McNaughton Apparel Group Inc. Stock Option Plan for Non-Employee Directors and the McNaughton Apparel Group Inc. Option Bonus Plan for Senior Executives of JJ Acquisition Corp., respectively, of our report dated January 8, 2001, with respect to the consolidated financial statements and schedule of McNaughton Apparel Group Inc. included in this Annual report (Form 10-K) for the year ended November 4, 2000.


                               ERNST & YOUNG LLP


New York, New York
January 30, 2001